Exhibit No. 23(a)


CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in Registration Statement Nos. 33-50543, 33-50617, 33-50715, 333-02571, 333-02575, 333-14209, 333-30263,
333-40679 and 333-59327 of Duke Energy Corporation on Form S-3 and Registration Statement Nos. 333-29563, 333-29585, 333-29587, 333-34655, 333-12093, 333-50317
and 333-59279 of Duke Energy Corporation on Form S-8 of our report dated February 12, 1999, appearing in this Form 10-K of Duke Energy Corporation for the year ended December 31, 1998.


/s/ Deloitte & Touche LLP
--------------------------
Charlotte, North Carolina
March 12, 1999